             As filed with the Securities and Exchange Commission on May 6, 2002 Registration No. 333-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               WMS INDUSTRIES INC.
             (Exact name of Registrant as specified in its charter)


           DELAWARE                               36-2814522
(State or other jurisdiction of       (I.R.S. Employer Identification No.)
incorporation or organization)

                  800 SOUTH NORTHPOINT BOULEVARD, WAUKEGAN, IL
               60085 (Address, including zip code, of Registrant's
                          principal executive offices)

                           --------------------------
                           RESTRICTED STOCK AGREEMENT
                            (Full title of the Plan)
                           --------------------------


                              Orrin J. Edidin, Esq.
                   Executive Vice President, General Counsel,
                      Chief Operating Officer and Secretary
                               WMS Industries Inc.
                         800 South Northpoint Boulevard
                            Waukegan, Illinois 60085
                                 (847) 785-3000
                   (Name and address, including zip code, and
          telephone number, including area code, of agent for service)

                                    Copy to:

                             Jeffrey N. Siegel, Esq.
                    Shack Siegel Katz Flaherty & Goodman P.C.
                                530 Fifth Avenue
                            New York, New York 10036
                                 (212) 782-0700
================================================================================

                         CALCULATION OF REGISTRATION FEE

                                                              PROPOSED MAXIMUM      PROPOSED MAXIMUM     AMOUNT OF
          TITLE OF SECURITIES               AMOUNT TO BE       OFFERING PRICE          AGGREGATE        REGISTRATION
            TO BE REGISTERED               REGISTERED (1)         PER SHARE          OFFERING PRICE         FEE

----------------------------------------- ------------------ -------------------- --------------------- -------------
Common Stock, par value $.50(2)(3)        250,000 shares           $ 14.40            $ 3,600,000           $ 0(4)(5)
========================================= ================== ==================== ===================== =============

(1) Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers an indeterminable number of shares of common stock which may become issuable pursuant to the anti-dilution provisions of the Restricted Stock Agreement between the Registrant and Louis J. Nicastro, dated as of March 1, 2002 (the "Plan").

(2) In accordance with a Rights Agreement entered into between the registrant and The Bank of New York, dated as of March 5, 1998, each share of common stock is accompanied by certain stock purchase rights.

(3) The fee with respect to shares granted under the Plan is computed, in accordance Rule 457(h)(1) under the Securities Act, based on the average of the high and low prices of the registrant's common stock reported on the New York Stock Exchange on May 1, 2002.

(4) The registration fee has been reduced by $331.20, which is being offset, under Rule 457(p), against fees previously paid with the Registrant's registration statement on Form S-3, File No. 333-83021, initially filed on July 16, 1999. A total fee of $17,724.17 was paid with that offering to register 4,025,000 shares, which were never sold or issued in that offering. The registration statement was withdrawn pursuant to Rule 477 on September 30, 1999.

(5) $8,995.07 was paid with registration statement no. 33-48363, relating to 1,701,845 shares of common stock; $16,325.33 was paid with registration statement no. 33-79146, relating to 2,198,902 shares of common stock; $12,584.47 was paid with registration statement no. 333-06021, relating to 1,644,455 shares of common stock; $4,608.45 was paid with registration statement no. 333-48697, relating to 515,360 shares of common stock; $905.65 was paid with registration statement no. 333-57585, relating to 1,000,000 shares of common stock; $7,543.00 was paid with registration statement no. 333-46726, relating to 1,750,000 shares of common stock; and $4,930.00 was paid with registration statement no. 333-55574, relating to 1,000,000 shares of common stock. These shares are being carried forward in the combined reoffer prospectus being filed herewith (to the extent that they are or may be control or restricted securities). See the Rule 429 note immediately below.

================================================================================

         As permitted by Rule 429 under the Securities Act of 1933, the prospectus filed together with this registration statement is a combined resale prospectus which shall be deemed a post-effective amendment to the registrant's registration statements numbered 33-48363, 33-79146, 333-06021, 333-48697,
333-57585, 333-46726 and 333-55574, each on Form S-8.

                                EXPLANATORY NOTE

         Registration statements numbered 33-48363, 33-79146, 333-06021, 333-48697, 333-57585, 333-46726 and 333-55574 were filed previously with the SEC by the registrant to register shares of its common stock, par value $.50 per share: (a) issued or issuable under its 1991 Stock Option Plan, as amended, its 1993 Stock Option Plan, as amended, its 1994 Stock Option Plan, as amended, its 1998 Non-Qualified Stock Option Plan, its 2000 Non-Qualified Stock Option Plan and its 2000 Stock Option Plan (collectively, the "WMS Plans") and (b) issued to optionholders in connection with the 1998 spinoff of registrant's interest in Midway Games Inc. in accordance with the antidilution provisions of the WMS Plans. This registration statement is being filed to: (1) register the shares of common stock issued under the Restricted Stock Agreement between the Registrant and Louis J. Nicastro, dated as of March 1, 2002 (the "Plan") and (2) file a prospectus, as permitted by Form S-8 General Instruction C and Rule 429 under the Securities Act, to be used for reoffers and resales by directors and executive officers of WMS of shares purchased under any of the WMS Plans or the Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents containing the information specified by Part I will be sent or given to eligible participants as specified by Rule 428(b)(1) under the Securities Act.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2001 and Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2001 and December 31, 2001, and the description of the registrant's common stock contained in the registrant's registration statement on Form 8-A (File No. 1-8300) filed on January 21, 1982 pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the "Exchange Act"), including all exhibits thereto, are incorporated herein by reference and made a part of this registration statement as of the date hereof.

         All documents subsequently filed by the registrant under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the effective date of this registration statement and prior to the termination of the offering of the common stock offered hereby shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of those documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The legality of the issuance of the shares of common stock offered hereby will be passed upon for the registrant by Shack Siegel Katz Flaherty & Goodman P.C., 530 Fifth Avenue, New York, New York 10036. As of May 3, 2002 shareholders of Shack Siegel Katz Flaherty & Goodman P.C. held options to purchase 5,000 shares of common stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The registrant's authority to indemnify its officers and directors is governed by the provisions of Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), by the Amended and Restated Bylaws of the registrant, as amended (the "Bylaws"), by the Restated Certificate of Incorporation, as amended, of the registrant (the "Certificate of Incorporation") and by certain indemnification agreements entered into with officers and directors (the "Indemnity Agreements").

         Under Section 145 of the DGCL, directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a "derivative action")) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the registrant.

         The Certificate of Incorporation and Bylaws of the registrant provide that the registrant shall, to the fullest extent permitted by Section 145 of the DGCL, (i) indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and (ii) advance expenses related thereto to any and all said persons. The indemnification and advancement of expenses provided for therein shall not be deemed to be exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such offices, and shall continue as to persons who have ceased to be directors, officers, employees or agents and shall inure to the benefit of the heirs, executors and administrators of such person. In addition, the Certificate of Incorporation of the registrant provides for the elimination of personal liability of directors of the registrant to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by the DGCL, as amended and supplemented.

         Each Indemnity Agreement provides for the indemnification of the officer or director, to the fullest extent permitted by the laws of the State of Delaware, and obligate the registrant to provide the maximum protection allowed under Delaware law. In addition, each Indemnity Agreement supplements and increases such protection in certain respects.

         The registrant has purchased a Directors, Officers and Corporate liability insurance policy. The policy covers up to an aggregate amount of $20 million for losses of directors and officers of the registrant arising from claims made against the directors or officers for any actual or alleged wrongful act in their capacities as directors or officers of the registrant. The policy also covers losses of the registrant for securities claims made against the registrant and for the amount of any indemnification paid to directors and officers, in each case up to the aggregate limit of $20 million.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

EXHIBIT NO.       DESCRIPTION
-----------       -----------

      4.1 Restated Certificate of Incorporation of the Registrant dated February 17, 1987; Certificate of Amendment dated January 28, 1993; and Certificate of Correction dated

                  May 4, 1994, all incorporated by reference to Exhibit 3(a) to the Registrant's Annual Report on Form 10-K for the year ended June 30, 1994.



      4.2 Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant, as filed with the Secretary of State of the State of Delaware on February 25, 1998, incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998.

      4.3 Rights Agreement, dated March 5, 1998 between the Registrant and The Bank of New York, as Rights Agent, incorporated by reference to the Registrant's Registration Statement on Form 8-A, filed with the Commission on March 25, 1998.

      4.4 By-Laws of the Registrant, as amended and restated through June 26, 1996, incorporated by reference to Exhibit 3(b) to the Registrant's Annual Report on Form 10-K for the year ended June 30, 1996.

      4.5 Restricted Stock Agreement dated March 1, 2002, between the Registrant and Louis J. Nicastro.

      5 Opinion of Shack Siegel Katz Flaherty & Goodman P.C., counsel for the Registrant.

     23.1         Consent of Shack Siegel Katz Flaherty & Goodman P.C.
                  (contained in the Opinion filed as Exhibit 5 hereto).

     23.2         Consent of Ernst & Young LLP.

     24           Power of Attorney (contained on the signature page hereof).

ITEM 9.  UNDERTAKINGS.

a.       The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         b. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         h. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

RESALE PROSPECTUS


                               WMS INDUSTRIES INC.


                                1,650,047 SHARES

                          COMMON STOCK, PAR VALUE $.50




         We design, manufacture and market gaming equipment. Our principal executive office is located at 800 South Northpoint Boulevard, Waukegan, Illinois 60085, telephone no. (847) 785-3000.

         Our common stock is listed on the New York Stock Exchange under the symbol "WMS".

         Our officers and directors who are listed on page 3 below as "selling stockholders" may sell up to the number of shares of our common stock listed in the "Shares to be Sold" column opposite their names. Selling stockholders may sell any of these shares at any time, but they are not required to sell any shares. The selling stockholders acquired or may acquire the shares to be offered by them under our employee benefit plans.

----------------------

PLEASE SEE "RISK FACTORS" ON PAGE 2 BELOW.

----------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

----------------------




The date of this prospectus is May 6, 2002

                              ABOUT THIS PROSPECTUS

         This prospectus relates to 1,650,047 shares (the "Shares") of our common stock. The selling stockholders described in this prospectus may sell the Shares until we terminate this offering. As used in this prospectus, the terms "we," "us," "our" and "WMS" mean WMS Industries Inc., a Delaware corporation, and its subsidiaries, unless the context indicates a different meaning.

         We have agreed to pay the expenses incurred in registering the Shares, including legal and accounting fees.

         Most of the information about us that you need to know before you invest in the Shares is not included in this prospectus. You should obtain and read the information described below under the headings "Documents Incorporated by Reference" and "Where You Can Find More Information" in order to get all the important information about WMS.

                                  RISK FACTORS

         Some of the information incorporated by reference in this prospectus contains "forward-looking statements," within the meaning of the federal securities laws. These statements describe our plans and beliefs concerning future business conditions and the outlook for WMS based on currently available information. Our actual results could differ materially from those described in the forward-looking statements due to a number of risks and uncertainties. These risk factors include the following:

         -     a decline in the public acceptance of gaming;

         -     our ability to obtain and maintain regulatory approvals;

         - our ability to introduce new gaming machines that achieve and maintain market acceptance;

         - our profitability depends heavily on recurring revenue participation games;

         - the gaming machine market is intensely competitive, and some of our competitors have advantages over us;

         - software anomalies and manipulation of our machines and software may cost us money, burden our engineering and marketing resources, involve us in litigation and adversely affect our gaming licenses;

         - our ability to resolve issues concerning software anomalies and manipulation of our machines and software;

         - patent infringement claims could limit or affect our ability to market some of our current or new gaming machines;

         - our growth may depend in part upon our ability to obtain and retain licenses to use intellectual properties and licensors' approvals of new products on a timely basis;

         -     we rely on our intellectual property and proprietary rights;

         -     we face risks associated with potential business acquisitions;

         - we face risks associated with doing business in international markets;

         -     we depend on our key personnel;

         -     we may have conflicts of interests with Midway Games Inc.;

         - Sumner Redstone owns or controls over 25% of our common stock and may dispose of it at any time;

         - the use of our rights plan or blank check preferred stock would inhibit the acquisition of WMS or have a dilutive effect on our stock;

         - the substantial number of shares available for sale in future could have an adverse effect on the market price of our common stock; and

         -     our stock price may be volatile;

as well as the more detailed descriptions and other items set forth under "Item
1. Business - Risk Factors" in our annual report on Form 10-K and in any more recent documents incorporated in this prospectus by reference.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of the common stock offered by this prospectus, but we will receive the exercise price upon the exercise of any options by the selling stockholders. We plan to use any such proceeds for working capital purposes.

                              SELLING STOCKHOLDERS

         This prospectus relates to Shares that are being registered for reoffers and resales by selling stockholders who have acquired or may acquire Shares under our stock option plans, as an adjustment to their options under our plans or as a restricted stock grant. The selling stockholders may resell any or all of the Shares at any time they choose while this prospectus is effective.

         Executive officers and directors, their family members, trusts for their benefit, or entities that they own, that acquire common stock under our plans may be added to the selling stockholder list below by a prospectus supplement filed with the SEC. The number of Shares to be sold by any selling stockholder under this prospectus also may be increased or decreased by a prospectus supplement. Non-affiliates who purchased restricted securities, as these terms are defined in Rule 144(a) under the Securities Act, under any of our employee benefit plans and who are not named below may use this prospectus for the offer or sale of their common stock if they hold 1,000 shares or less. Although a person's name is included in the table below, neither that person nor we are making an admission that the named person is our "affiliate."

         The information in the table below sets forth, for each selling stockholder, based upon information available to us as of May 3, 2002, the number of shares of our common stock beneficially owned before and after the sale of the Shares, the maximum number of Shares to be sold and the percentage of the outstanding shares of our common stock owned before and after the sale of the Shares.

         In the table below, "Shares to be Sold" represents the maximum number of Shares that could be sold under this prospectus if the holder sold all of his or her Shares, exercised all of his or her options when vested and sold the underlying Shares. "SHARES TO BE SOLD" DOES NOT CONSTITUTE A COMMITMENT TO SELL ANY OR ALL OF THE STATED NUMBER OF SHARES. The number of Shares to be sold, if any, shall be determined from time to time by each Selling Stockholder in his or her discretion. We have not been informed whether any selling stockholders intend to sell any Shares.


                                                                                  Shares        Percent of Class(1)
                                            Amount and Nature   Shares to      Beneficially     -------------------
                                              of Beneficial        be          Owned After       Before      After
Name and Position                             Ownership (1)       Sold           Offering       Offering   Offering
------------------------------------------  -----------------   ---------      -------------    --------   --------
Louis J. Nicastro                              9,909,132(2)      250,000         9,659,132(2)      30.6%       29.9%
    Chairman of the Board of Directors

Brian R. Gamache                                 234,998(3)      525,000             5,000          *           *
    President and Chief Executive Officer

Scott D. Schweinfurth                            101,000(4)      150,000             1,000          *           *
    Executive Vice President, Chief
    Financial Officer and Treasurer

Orrin J. Edidin                                  115,000(5)      175,000                 0          *           0
    Executive Vice President, General
    Counsel, Chief Operating Officer and
    Secretary
--------------------------------------------------------------------------------------------------------------------


                                                                                  Shares        Percent of Class(1)
                                            Amount and Nature   Shares to      Beneficially     -------------------
                                              of Beneficial        be          Owned After       Before      After
Name and Position                             Ownership (1)       Sold           Offering       Offering   Offering
------------------------------------------  -----------------   ---------      -------------    --------   --------
Robert R. Rogowski                                 9,500(7)       34,000                 0          *           0
    Vice President of Finance
    and Controller

Seamus McGill                                     71,750(6)      129,250                 0          *           0
    Executive Vice President of Sales and
    Marketing for WMS Gaming Inc.

Norman J. Menell                                  32,947(8)       30,731             2,216          *           *
    Vice Chairman of the Board of
    Directors

William C. Bartholomay                            54,531(9)       35,731            18,800          *           *
    Director

William E. McKenna                               101,280(10)      98,686             2,594          *           *
    Director

Donna B. More                                     50,000(11)      50,000                 0          *           0
    Director

Neil D. Nicastro                               9,659,514(12)       5,000         9,654,514         30.1%       30.1%
    Director

Harvey Reich                                       3,421(13)       3,421                 0          *           0
    Director

David M. Satz, Jr.                                38,500(14)      37,500             1,000          *           *
    Director

Ira S. Sheinfeld                                 143,930(15)     125,728            18,202          *           *
    Director
-----------------------
*  Less than 1%

(1) Based on 32,092,807 shares outstanding as of May 2, 2002. Shares issuable upon the exercise of options exercisable by a person within 60 days are deemed to be outstanding with respect to the calculation of that person's percent of class.

(2) Includes 9,654,500 shares owned by Sumner M. Redstone and National Amusements, Inc. for which the reporting person has shared voting power but no dispositive power. Also includes 250,000 shares of restricted stock over which Mr. Nicastro has voting power. Louis J. Nicastro is the father of Neil D. Nicastro.

(3)      Includes 229,998 shares underlying stock options.

(4)      Includes 100,000 shares underlying stock options.

(5)      Includes 115,000 shares underlying stock options.

(6)      Represents 71,750 shares underlying stock options.

(7)      Represents 9,500 shares underlying stock options.

(8) Includes 25,000 shares underlying stock options and 5,731 shares acquired pursuant to the anti-dilution provisions of our stock option plans.

(9) Includes 25,000 shares underlying stock options and 10,731 shares acquired pursuant to the anti-dilution provisions of our stock option plans.

(10) Includes 87,955 shares underlying stock options and 10,731 shares acquired pursuant to the anti-dilution provisions of our stock option plans.

(11)     Represents 50,000 shares underlying stock options.

(12) Includes 9,654,500 shares owned by Sumner M. Redstone and National Amusements, Inc. for which the reporting person has shared voting power but no dispositive power. Also includes 5,000 shares underlying stock options. Neil D. Nicastro, the son of Louis J. Nicastro, was our President, Chief Executive Officer and Chief Operating Officer prior to April 6, 1998.

(13) Shares acquired pursuant to the anti-dilution provisions of our stock option plans.

(14)     Includes 37,500 shares underlying stock options.

(15)     Includes 125,728 shares underlying stock options.

                              PLAN OF DISTRIBUTION

         The selling stockholders may sell the common stock only for their own accounts. The Shares will be listed on the New York Stock Exchange, subject to official notice of issuance. The selling stockholders, their donees or other transferees and successors in interest permitted to use Form S-8, under General Instruction A of Form S-8, may sell or transfer common stock for value in one or more transactions on the New York Stock Exchange (or any successor stock exchange), in negotiated transactions or in a combination of these methods of sale, at market prices prevailing at the time of sale, at prices related to those market prices or at prices otherwise negotiated.

         The selling stockholders may effect transactions by selling Shares to or through broker-dealers. Those broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders and/or the purchasers of the Shares for whom the broker-dealers may act as agents, which compensation may be more or less than customary commissions. None of the selling stockholders, at the date of this prospectus, has any agreement, arrangement or understanding with any broker or dealer to sell any of the Shares. All selling and other expenses incurred by individual selling stockholders will be borne by those selling stockholders.

         Each Share is sold together with stock purchase rights. These rights are described in a registration statement on Form 8-A (File No. 1-8300) which we filed with the SEC on March 5, 1998. See "Documents Incorporated by Reference."

         We do not know whether or not any of the selling stockholders will sell any or all of their Shares under this prospectus. We may terminate this offering without notice at any time.

                                  LEGAL MATTERS

         The validity of the Shares has been passed upon by our counsel, Shack Siegel Katz Flaherty & Goodman P.C., New York, New York. As of May 3, 2002, shareholders of Shack Siegel Katz Flaherty & Goodman P.C. hold options to purchase 5,000 shares of our common stock.

                                     EXPERTS

         Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our annual report on Form 10-K for the year ended June 30, 2001, as set forth in their report, which is incorporated in this prospectus by reference. Our consolidated financial statements and schedule are incorporated by reference in reliance on their report, given on their authority as experts in accounting and auditing.

                       DOCUMENTS INCORPORATED BY REFERENCE

         The SEC allows us to "incorporate by reference" into this prospectus the information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is part of this prospectus. Information that we file at a future date with the SEC will update and supersede this information. For further information about WMS Industries Inc. and our common stock, please read the documents incorporated by reference below.

         We incorporate by reference the documents listed below and all documents that we file in the future with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the termination of this offering:

         - our annual report on Form 10-K for the fiscal year ended June 30, 2001;

         - our quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2001;

         - our quarterly report on Form 10-Q for the fiscal quarter ended December 31, 2001; and

         - the description of our common stock contained in our registration statement on Form 8-A (File No. 1-8300) filed on January 21, 1982.

         We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that we have incorporated by reference in this prospectus. You may request copies of this information in writing or orally, and we will provide it at no cost. You may contact us at our principal executive office: 800 South Northpoint Boulevard, Waukegan, Illinois 60085 (847) 785-3000, Attention: General Counsel.

                       WHERE YOU CAN FIND MORE INFORMATION

         This prospectus constitutes a part of each of eight registration statements, and amendments to them, that we have filed on Form S-8 with the SEC concerning the Shares: File Nos. 333-________ (filed on May 6, 2002), 333-55574, 333-46726, 333-57585, 333-48697, 33-48363, 33-79146 and 333-06021. We also file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statements and any materials that we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our documents may also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005. The SEC maintains an Internet site that contains reports, proxy and information statements and other information about issuers, including us, that file electronically with the SEC. The SEC's web site is located at: www.sec.gov.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waukegan, State of Illinois on this 6th day of May, 2002.

                                           WMS INDUSTRIES INC.

                                           By: /s/  Brian R. Gamache
                                               ------------------------------
                                               Brian R. Gamache, President and
                                               Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature to this Registration Statement appears below hereby appoints Louis J. Nicastro and Orrin J. Edidin, and each of them acting singly, as his or her attorney-in-fact, to sign on his or her behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement, which amendment or amendments may make such changes and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                DATE                        TITLE
---------                                ----                        -----

/s/ Louis J. Nicastro                    May 6, 2002                 Chairman of the Board of Directors
-------------------------------
Louis J. Nicastro

/s/ Brian R. Gamache                     May 6, 2002                 President and Chief Executive Officer (Principal
-------------------------------                                      Executive Officer)
Brian R. Gamache

/s/ Scott D. Schweinfurth                May 6, 2002                 Executive Vice President, Chief Financial Officer
-------------------------------                                      and Treasurer (Principal Financial and Accounting
Scott D. Schweinfurth                                                Officer)

/s/ Norman J. Menell                     May 6, 2002                 Vice Chairman of the Board of Directors
-------------------------------
Norman J. Menell

/s/ William C. Bartholomay               May 6, 2002                 Director
-------------------------------
William C. Bartholomay

/s/ William E. McKenna                   May 6, 2002                 Director
-------------------------------
William E. McKenna

/s/ Donna B. More                        May 6, 2002                 Director
-------------------------------
Donna B. More

/s/ Neil D. Nicastro                     May 6, 2002                 Director
-------------------------------
Neil D. Nicastro

/s/ Harvey Reich                         May 6, 2002                 Director
-------------------------------
Harvey Reich

/s/ David M. Satz, Jr.                   May 6, 2002                 Director
-------------------------------
David M. Satz, Jr.

/s/ Ira Sheinfeld                        May 6, 2002                 Director
-------------------------------
Ira Sheinfeld

                                  EXHIBIT INDEX


EXHIBIT
NUMBER            DESCRIPTION
-------           -----------

    4.1 Restated Certificate of Incorporation of the Registrant dated February 17, 1987; Certificate of Amendment dated January 28, 1993; and Certificate of Correction dated May 4, 1994, all incorporated by reference to Exhibit 3(a) to the Registrant's Annual Report on Form 10-K for the year ended June 30, 1994.

    4.2 Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant, as filed with the Secretary of State of the State of Delaware on February 25, 1998, incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998.

    4.3 Rights Agreement, dated March 5, 1998 between the Registrant and The Bank of New York, as Rights Agent, incorporated by reference to the Registrant's Registration Statement on Form 8-A, filed with the Commission on March 25, 1998.

    4.4 By-Laws of the Registrant, as amended and restated through June 26, 1996, incorporated by reference to Exhibit 3(b) to the Registrant's Annual Report on Form 10-K for the year ended June 30, 1996.

    4.5 Restricted Stock Agreement dated March 1, 2002, between the Registrant and Louis J. Nicastro.

    5 Opinion of Shack Siegel Katz Flaherty & Goodman P.C., counsel for Registrant.

   23.1           Consent of Shack Siegel Katz Flaherty & Goodman P.C.
                  (contained in the Opinion filed as Exhibit 5 hereto).

   23.2           Consent of Ernst & Young LLP.

   24             Power of Attorney (contained on the signature page hereof).